As filed with the Securities and Exchange Commission on June 24, 2005

Registration No. 33-87126

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

EARL SCHEIB, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-1759002
(State of Incorporation)	(I.R.S. Employer Identification No.)

15206 Ventura Boulevard, Suite 200
Sherman Oaks, CA 91403
(Address of Principal Executive Offices)

Christian K. Bement
President and Chief Executive Officer

Earl Scheib, Inc.
15206 Ventura Boulevard, Suite 200
Sherman Oaks, California  91403
(818) 981-9992
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Sunkin, Esq.
Sheppard Mullin Richter & Hampton LLP

333 S. Hope Street, 48th Floor

Los Angeles, California  90071-1448

(213) 620-1780

APPROXIMATE DATE OF COMMENDMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SHARES

The Registration Statement on Form S-3 (Registration No. 33-87126) (the “Registration Statement”) of Earl Scheib, Inc. (the “Company”), pertaining to the registration of 1,604,684 shares of the Company’s Common Stock, to which this Post-Effective Amendment No. 1 relates, was initially filed with the Securities and Exchange Commission on December 8, 1994.

As a result of the Company’s delisting of its Common Stock from the American Stock Exchange (“AMEX”), the termination of the registration of the Common Stock pursuant to Rule 12g-4(a)(1)(i) of the Exchange Act of 1934 (the “Act”), and the suspension of the Company’s duty to file reports pursuant to Rule 12h-3(b)(1)(i) of the Act, the offering pursuant to the Registration Statement has been terminated.  In accordance with the undertaking in Item 17 made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company requests removal from registration of the shares registered under the Registration Statement.

Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the number of shares of Common Stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California, on this 13th day of June, 2005.

Earl Scheib, Inc.

By:	/s/ Christian K. Bement
Christian K. Bement
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

By: /s/ CHRISTIAN K. BEMENT	President and Chief Executive Officer	June 13, 2005
Christian K. Bement	(Principal Executive Officer)

By: /s/ JAMES BURRA	Director	June 13, 2005
James Burra

By: /s/ ROBERT M. SMILAND	Chairman of the Board	June 13, 2005
Robert M. Smiland

By: /s/ SALVATORE ZIZZA	Director	June 13, 2005
Salvatore Zizza

By: /s/ JOHN K. MINNIHAN	Vice President and Chief Financial Officer	June 13, 2005
John K. Minnihan	(Principal Accounting Officer)